Exhibit 99.1

Investors:

Kyle Bland: 630-824-1987

Media:

Steve Carlson: 630-824-1783

SUNCOKE ENERGY PARTNERS, L.P. ANNOUNCES SECOND QUARTER 2016 RESULTS

•	Net income attributable to SXCP decreased $4.9 million to $12.1 million

•	Adjusted EBITDA attributable to SXCP decreased $1.2 million to $40.9 million

•	Strong Distributable Cash Flow and Distribution Cash Coverage Ratio of $39.1 million and 1.33x, respectively

•	Repurchased more than $17 million of face value bonds during the quarter and declared quarterly distribution of $0.5940 per unit

•	Reaffirmed full-year outlook for 2016 Adjusted EBITDA attributable to SXCP of $207 million to $217 million; however, the Company modified its guidance range for Distributable Cash Flow to $147 million to $161 million to reflect the discontinuation of sponsor support for the second half of the 2016

Lisle, Ill. (July 28, 2016) - SunCoke Energy Partners, L.P. (NYSE: SXCP) today reported results for the second quarter 2016. The quarter’s operating results are driven by stable Coke performance and the contribution of the Convent Marine Terminal (“CMT”) acquisition, offset by lower Coal Logistics volumes across the segment.

“Underpinned by our strong take-or-pay contracts, our cokemaking assets posted another solid quarter of results and continue to perform in line with expectations,” said Fritz Henderson, Chairman, President and Chief Executive Officer of SunCoke Energy Partners, L.P. “While we continue to see below-target volumes at our Coal Logistics segment, we remain committed to optimizing asset performance across the business.”

SXCP repurchased more than $17 million of face value bonds in the quarter and remains on track to allocate approximately $60 million of cash towards de-levering its balance sheet in 2016. The Partnership also reaffirmed its full-year outlook for 2016 Adjusted EBITDA attributable to SXCP of $207 million to $217 million.

Henderson added, “With the first half of the year behind us, we are in position to deliver on our commitments to unitholders and remain flexible and responsive to the evolving industry landscape.”

SECOND QUARTER RESULTS(1)

	Three Months Ended June 30,
(Dollars in millions)	2016	2015	Increase/ (Decrease)
Revenues	$181.4	$207.6	$(26.2)
Net income attributable to SXCP(2)	$12.1	$17.0	$(4.9)
Adjusted EBITDA(3)	$41.7	$44.7	$(3.0)

(1)	The current and prior year periods are not comparable due to the contribution of Convent Marine Terminal, which was acquired on August 12, 2015.
(2)	Net income attributable to SXCP includes the impacts of SXCP’s 75 percent and 98 percent ownership interest in Granite City during the second quarter of 2015 and 2016, respectively.
(3)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.

Revenues were $181.4 million in second quarter 2016, a decline of $26.2 million from the same prior year period. The decline was primarily due to the pass-through of lower coal costs and lower coke sales volumes.

Net income attributable to SXCP was $12.1 million, a decrease of $4.9 million from the same prior year period, due to higher depreciation and amortization of CMT assets as well as the operating items described below, partly offset by $3.5 million of gains on extinguishment of debt recognized during the second quarter 2016.

Adjusted EBITDA decreased $3.0 million due to lower Coal Logistics volumes, higher corporate costs and the complete write-off of a $1.4 million receivable related to 2015 spot coke sales to Essar Algoma. These decreases were party offset by contributions from CMT, which increased Adjusted EBITDA by $4.2 million.

SECOND QUARTER SEGMENT INFORMATION

Domestic Coke

Domestic Coke segment consists of our 98 percent interest in the Haverhill, Middletown and Granite City cokemaking facilities, located in Franklin Furnace and Middletown, Ohio, and Granite City, Illinois, respectively.

	Three Months Ended June 30,
(Dollars in millions, except per ton amounts)	2016	2015	Increase/ (Decrease)
Revenues	$167.5	$195.7	$(28.2)
Adjusted EBITDA(1)	$41.1	$42.2	$(1.1)
Sales Volume (thousands of tons)	579	633	(54)
Adjusted EBITDA per ton(2)	$70.98	$66.67	$4.31

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

•	Revenues were affected by the pass-through of lower coal prices and a decrease in sales volume of 54 thousand tons due largely to the customer volume accommodations at Haverhill.

•	Adjusted EBITDA decreased $1.1 million to $41.1 million in second quarter 2016, primarily due to the $1.4 million receivable write-off described above. While coke sales volumes were lower during the quarter, the impact to Adjusted EBITDA was mitigated by make-whole payments from AK Steel.

Coal Logistics

Coal Logistics consists of the coal handling and mixing services operated by SXCP at CMT located on the Mississippi river in Louisiana, Lake Terminal in East Chicago, Indiana, and Kanawha River Terminals, LLC (“KRT”), which has terminals along the Ohio and Kanawha rivers in West Virginia. The current and prior year periods are not comparable due to the contribution of CMT, which was acquired on August 12, 2015.

	Three Months Ended June 30,
(Dollars in millions, except per ton amounts)	2016	2015	Increase/ (Decrease)
Revenues	$13.9	$11.9	$2.0
Intersegment sales	$1.7	$1.6	$0.1
Adjusted EBITDA(1)	$5.3	$5.0	$0.3
Tons handled, excluding CMT (thousands of tons)(2)	2,962	4,366	(1,404)
Tons handled by CMT (thousands of tons)(2)	976	—	976

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects inbound tons handled during the period.

•	Revenues were up $2.0 million, driven by a $7.0 million contribution from CMT, partly offset by lower volumes at KRT and Lake Terminal.

•	Adjusted EBITDA was up $0.3 million, driven by a $4.2 million contribution from CMT, partly offset by lower volumes at KRT and Lake Terminal. Below-target throughput in the quarter was driven by demand-side challenges in both the thermal and metallurgical coal markets.

Corporate and Other

Corporate and other costs increased $2.2 million primarily due to higher spending on professional services and higher cost allocations from SunCoke.

RELATED COMMUNICATIONS

We will host an investor conference call at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) today. This conference call will be webcast live and archived for replay in the Investors section of www.suncoke.com. Investors may participate in this call by dialing 1-866-393-4306 in the U.S. or 1-617-826-1698 if outside the U.S., confirmation code 43172089.

UPCOMING EVENTS

Additionally, we plan to participate in the following events:

•	Citi MLP/Midstream Infrastructure Conference, August 17, 2016, Las Vegas, Nevada

SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly traded master limited partnership that manufactures high-quality coke used in the blast furnace production of steel and provides export and domestic coal handling services to the coke, coal, steel and power industries. In our cokemaking business, we utilize an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and have long-term, take-or-pay coke contracts that pass through commodity and certain operating costs. Our coal handling terminals have the collective capacity to blend and transload more than 40 million tons of coal each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. SXCP’s General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), which has more than 50 years of cokemaking experience serving the integrated steel industry. To learn more about SunCoke Energy Partners, L.P., visit our website at www.suncoke.com.

DEFINITIONS

•	Adjusted EBITDA represents earnings before interest, (gain) loss on extinguishment of debt, taxes, depreciation and amortization, adjusted for Coal Logistics changes to our contingent consideration liability related to our acquisition of the CMT. Adjusted EBITDA does not represent and should not be considered an alternative to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance and liquidity of the Partnership’s net assets and its ability to incur and service debt, fund capital expenditures and make distributions. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance and liquidity. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

•	Adjusted EBITDA attributable to SXCP equals Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

•	Distributable Cash Flow equals Adjusted EBITDA plus sponsor support and Coal Logistics deferred revenue; less net cash paid for interest expense, ongoing capital expenditures, accruals for replacement capital expenditures and cash distributions to noncontrolling interests; plus amounts received under the Omnibus Agreement and acquisition expenses deemed to be Expansion Capital under our Partnership Agreement. Distributable Cash Flow is a non-GAAP supplemental financial measure that management and external users of SXCP’s financial statements, such as industry analysts, investors, lenders and rating agencies use to assess:

•	SXCP’s operating performance as compared to other publicly traded partnerships, without regard to historical cost basis;

•	the ability of SXCP’s assets to generate sufficient cash flow to make distributions to SXCP’s unitholders;

•	SXCP’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that Distributable Cash Flow provides useful information to investors in assessing SXCP’s financial condition and results of operations. Distributable Cash Flow should not be considered an alternative to net income, operating income, cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable Cash Flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net income and net cash provided by operating activities and used in investing activities. Additionally, because Distributable Cash Flow may be defined differently by other companies in the industry, our definition of Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

•	Ongoing capital expenditures (“capex”) are capital expenditures made to maintain the existing operating capacity of our assets and/or to extend their useful lives. Ongoing capex also includes new equipment that improves the efficiency, reliability or effectiveness of existing assets. Ongoing capex does not include normal repairs and maintenance, which are expensed as incurred, or significant capital expenditures. For purposes of calculating distributable cash flow, the portion of ongoing capex attributable to SXCP is used and includes capital expenditures included in working capital at the end of the period.

•	Replacement capital expenditures (“capex”) represents an annual accrual necessary to fund SXCP’s share of the estimated costs to replace or rebuild our facilities at the end of their working lives. This accrual is estimated based on the average quarterly anticipated replacement capital that we expect to incur over the long term to replace our major capital assets at the end of their working lives. The replacement capex accrual estimate will be subject to review and prospective change by SXCP’s general partner at least annually and whenever an event occurs that causes a material adjustment of replacement capex, provided such change is approved by our conflicts committee.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements.” Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXCP) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to, domestic and international economic, political, business, operational, competitive, regulatory, and/or market factors affecting SXCP, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXCP; and changes in tax, environmental and other laws and regulations applicable to SXCP’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXCP management, and upon assumptions by SXCP concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXCP does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXCP. For information concerning these factors, see SXCP’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXCP’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

SunCoke Energy Partners, L.P.

Combined and Consolidated Statements of Income

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Dollars and units in millions)
Revenues
Sales and other operating revenue	$181.4	$207.6	$375.9	$410.9

Costs and operating expenses
Cost of products sold and operating expenses	128.6	155.6	262.8	303.0
Selling, general and administrative expenses	11.1	7.3	19.5	14.9
Depreciation and amortization expense	20.5	15.4	39.2	30.0

Total costs and operating expenses	160.2	178.3	321.5	347.9

Operating income	21.2	29.3	54.4	63.0
Interest expense, net	11.7	10.8	24.2	22.0
(Gain) loss on extinguishment of debt	(3.5)	—	(23.9)	9.4

Income before income tax expense	13.0	18.5	54.1	31.6
Income tax expense (benefit)	0.4	0.4	1.0	(2.9)

Net income	12.6	18.1	53.1	34.5
Less: Net income attributable to noncontrolling interests	0.5	1.1	1.2	4.3

Net income attributable to SunCoke Energy Partners, L.P./Previous Owner	$12.1	$17.0	$51.9	$30.2

Less: Net income attributable to Previous Owner	—	—	—	0.6

Net income attributable to SunCoke Energy Partners, L.P.	$12.1	$17.0	$51.9	$29.6

General partner’s interest in net income	$1.7	$1.4	$11.8	$3.2
Limited partners’ interest in net income	$10.4	$15.6	$40.1	$27.0
Net income per common unit (basic and diluted)	$0.23	$0.40	$0.86	$0.69
Net income per subordinated unit (basic and diluted)	$—	$0.40	$—	$0.69
Weighted average common units outstanding (basic and diluted)	46.2	23.6	46.2	23.4
Weighted average subordinated units outstanding (basic and diluted)	—	15.7	—	15.7

SunCoke Energy Partners, L.P.

Combined and Consolidated Balance Sheets

	June 30, 2016	December 31, 2015
	(Unaudited)
	(Dollars in millions)
Assets
Cash and cash equivalents	$54.1	$48.6
Receivables	34.7	40.0
Receivables from affiliates, net	—	1.4
Inventories	72.8	77.1
Other current assets	3.8	2.0

Total current assets	165.4	169.1

Restricted cash	2.3	17.7
Properties, plants and equipment (net of accumulated depreciation of $322.5 million and $291.1 million at June 30, 2016 and December 31, 2015, respectively)	1,313.1	1,326.5
Goodwill	67.1	67.7
Other intangible assets, net	182.0	187.4
Deferred charges and other assets	—	0.5

Total assets	$1,729.9	$1,768.9

Liabilities and Equity
Accounts payable	$50.4	$45.3
Accrued liabilities	13.3	10.8
Deferred revenue	20.3	2.1
Payable to affiliate, net	9.4	—
Current portion of long-term debt	1.1	1.1
Interest payable	15.3	17.5

Total current liabilities	109.8	76.8

Long-term debt	824.1	894.5
Deferred income taxes	38.4	38.0
Asset retirement obligations	5.9	5.6
Other deferred credits and liabilities	6.0	9.0

Total liabilities	984.2	1,023.9

Equity
Held by public:
Common units (issued 20,794,423 and 20,787,744 units at June 30, 2016 and December 31, 2015, respectively)	296.4	300.0
Held by parent:
Common units (issued 25,415,696 and 9,705,999 units at June 30, 2016 and December 31, 2015, respectively)	410.1	211.0
Subordinated units (issued zero units at June 30, 2016 and 15,709,697 units at December 31, 2015)	—	203.3
General partner interest	24.3	15.1

Partners’ capital attributable to SunCoke Energy Partners, L.P.	730.8	729.4
Noncontrolling interest	14.9	15.6

Total equity	745.7	745.0

Total liabilities and equity	$1,729.9	$1,768.9

SunCoke Energy Partners, L.P.

Combined and Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2016	2015
	(Dollars in millions)
Cash Flows from Operating Activities:
Net income	$53.1	$34.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	39.2	30.0
Deferred income tax expense (benefit)	0.4	(3.5)
(Gain) loss on extinguishment of debt	(23.9)	9.4
Changes in working capital pertaining to operating activities:
Receivables	5.3	(11.4)
Receivables (payables) from affiliate, net	9.4	4.0
Inventories	4.3	20.1
Accounts payable	5.3	(12.6)
Accrued liabilities	2.5	1.7
Deferred revenue	18.2	—
Interest payable	(2.2)	1.5
Other	(3.5)	(1.2)

Net cash provided by operating activities	108.1	72.5

Cash Flows from Investing Activities:
Capital expenditures	(22.1)	(16.2)
Decrease in restricted cash	15.4	—
Other investing activities	2.1	—

Net cash used in investing activities	(4.6)	(16.2)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	—	210.8
Repayment of long-term debt	(47.0)	(149.5)
Debt issuance costs	—	(4.5)
Proceeds from revolving credit facility	20.0	—
Repayment of revolving credit facility	(20.0)	—
Distributions to unitholders (public and parent)	(57.5)	(46.0)
Distributions to noncontrolling interest (SunCoke Energy, Inc.)	(1.9)	(1.5)
Capital contributions from SunCoke	8.4	—

Net cash (used in) provided by financing activities	(98.0)	9.3

Net increase in cash and cash equivalents	5.5	65.6
Cash and cash equivalents at beginning of period	48.6	33.3

Cash and cash equivalents at end of period	$54.1	$98.9

Supplemental Disclosure of Cash Flow Information
Interest paid	$28.3	$21.0

SunCoke Energy Partners, L.P.

Segment Operating Data

The following tables set forth financial and operating data for the three months ended March 31, 2016 and 2015:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Dollars in millions)
Sales and other operating revenues:
Domestic Coke	$167.5	$195.7	$346.4	$388.7
Coal Logistics	13.9	11.9	29.5	22.2
Coal Logistics intersegment sales	1.7	1.6	3.2	3.3
Elimination of intersegment sales	(1.7)	(1.6)	(3.2)	(3.3)

Total	$181.4	$207.6	$375.9	$410.9

Adjusted EBITDA(1):
Domestic Coke	$41.1	$42.2	$87.4	$90.7
Coal Logistics	5.3	5.0	11.2	7.6
Corporate and Other	(4.7)	(2.5)	(8.7)	(5.3)

Total	$41.7	$44.7	$89.9	$93.0

Domestic Coke Operating Data:
Domestic Coke capacity utilization (%)	101	106	102	106
Domestic Coke production volumes (thousands of tons)	583	605	1,158	1,209
Domestic Coke sales volumes (thousands of tons)	579	633	1,160	1,211
Domestic Coke Adjusted EBITDA per ton(2)	$70.98	$66.67	$75.34	$74.90
Coal Logistics Operating Data:
Tons handled, excluding CMT (thousands of tons)(3)	2,962	4,366	6,052	8,160
Tons handled by CMT (thousands of tons)(3)	976	—	1,921	—

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.
(3)	Reflects inbound tons handled during the period.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Adjusted EBITDA to Net Income and Net Cash Provided by Operating Activities

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016(1)	2015
	(Dollars in millions)
Net cash provided by operating activities	$67.7	$42.8	$108.1	$72.5
Subtract:
Depreciation and amortization expense	$20.5	$15.4	$39.2	$30.0
(Gain) loss on extinguishment of debt	(3.5)	—	(23.9)	9.4
Changes in working capital and other	38.1	9.3	39.7	(1.4)

Net income	$12.6	$18.1	$53.1	$34.5

Add:
Depreciation and amortization expense	$20.5	$15.4	$39.2	$30.0
Interest expense, net	11.7	10.8	24.2	22.0
(Gain) loss on extinguishment of debt	(3.5)	—	(23.9)	9.4
Income tax, net	0.4	0.4	1.0	(2.9)
Reduction of contingent consideration(2)	—	—	(3.7)	—

Adjusted EBITDA	$41.7	$44.7	$89.9	$93.0

Subtract:
Adjusted EBITDA attributable to Previous Owner(3)	$—	$—	$—	$1.5
Adjusted EBITDA attributable to noncontrolling interest (4)	0.8	2.6	1.7	5.6

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$40.9	$42.1	$88.2	$85.9

(1)	In response to the Securities & Exchange Commission’s May 2016 update to its guidance on the appropriate use of non-GAAP financial measures, first quarter of 2016 Adjusted EBITDA has been recast to no longer include Coal Logistics deferred revenue until it is recognized as GAAP revenue.
(2)	The Partnership amended the contingent consideration terms with The Cline Group, which reduced the fair value of the contingent consideration liability, resulting in a $3.7 million gain recorded during the six months ended June 30, 2016, which was excluded from Adjusted EBITDA.
(3)	Reflects net income attributable to our Granite City facility prior to the Granite City Dropdown on January 13, 2015 adjusted for Granite City’s share of interest, taxes, depreciation and amortization during the same period.
(4)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Reconciliation of Adjusted EBITDA and

Distributable Cash Flow to Net Income

Three Months Ended June 30, 2016 (As Reported) (Dollars in millions)
Net cash provided by operating activities	$67.7
Less:
Depreciation and amortization expense	20.5
Gain on debt extinguishment	(3.5)
Changes in working capital and other	38.1

Net income	$12.6

Add:
Depreciation and amortization expense	20.5
Interest expense, net	11.7
Gain on extinguishment of debt	(3.5)
Income tax expense	0.4

Adjusted EBITDA	$41.7

Less:
Adjusted EBITDA attributable to noncontrolling interest(1)	0.8

Adjusted EBITDA attributable to SXCP	$40.9

Plus:
Corporate cost holiday / deferral(2)	6.9
Coal Logistics deferred revenue(3)	9.1
Less:
Ongoing capex	3.1
Replacement capex accrual	1.9
Cash interest accrual	12.5
Cash tax accrual	0.3

Distributable cash flow	$39.1

Quarterly Cash Distribution	$29.5
Distribution Coverage Ratio(4)	1.33

(1)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, depreciation and amortization.
(2)	Represents SXC corporate cost reimbursement holiday/deferral.
(3)	Coal Logistics deferred revenue adjusts for coal and liquid tons the Partnership did not handle, but are included in Distributable Cash Flow as the associated take-or-pay fees are billed to the customer. Deferred revenue on take-or-pay contracts is recognized into GAAP income annually based on the terms of the contract.
(4)	Distribution cash coverage ratio is distributable cash flow divided by total estimated distributions to the limited and general partners.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Estimated 2016 Consolidated Adjusted EBITDA to Estimated Net Income

and Net Cash Provided by Operating Activities

	2016
	Low	High
Net cash provided by operating activities	$149	$163
Subtract:
Depreciation and amortization expense	74	74
Gain on extinguishment of debt	(20)	(27)
Changes in working capital and other	(7)	(7)

Net income	$102	$123

Add:
Depreciation and amortization expense	74	74
Interest expense, net	57	53
(Gain) loss on extinguishment of debt	(20)	(27)
Income tax expense	1	1
Reduction of contingent consideration(1)	(4)	(4)

Adjusted EBITDA	$210	$220

Subtract: Adjusted EBITDA attributable to noncontrolling interest(2)	3	3

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$207	$217

Add:
Corporate cost holiday / deferral(3)	14	14
Subtract:
Ongoing capex	12	12
Replacement capex accrual	8	8
Cash interest accrual	53	49
Cash tax accrual	1	1

Estimated distributable cash flow	$147	$161

(1)	The Partnership amended the contingent consideration terms with The Cline Group, which reduced the fair value of the contingent consideration liability, resulting in a $3.7 million gain recorded during the six months ended June 30, 2016, which was excluded from Adjusted EBITDA.
(2)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.
(3)	Represents SXC corporate cost reimbursement holiday/deferral for Q1 and Q2 2016. Actual capital allocation and distribution decisions to be made quarterly.